EXHIBIT 10.123

COMPROMISE AGREEMENT
WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

THIS AGREEMENT is made on 25 March 2008

BETWEEN:-

(1)
Story Telecom, Inc., a corporation registered in the State of Nevada, United States of America with corporation no: C4689-2004 and whose registered office is at 3155 East Patrick Lane, Las Vegas, 89120-3481, USA (the “Company”);

(2)	Story Telecom Limited, a company registered in England and Wales with company no: 4551415 and whose registered office is at Britannia House, 960 High Road, London N12 9RY, UK (“Story”);

(3)
Xfone, Inc., a corporation registered in the State of Nevada, United States of America with corporation no: C23688-2000 and whose registered office is at 2506 Lakeland Drive, Suite 100, Flowood, MS 39232 USA (“Xfone”)

(4)	Trecastle Holdings Limited, a corporation registered in the British Virgin Islands with company no: 305501 and whose registered office is at 3152, Road Town, Tortola BV1 (“Trecastle”) and

(5)	Nir Davison of Garden Flat, 24 Upper Park Road, London NW3 2UT (“Employee”)

WHEREAS:-

(A)	The Employee is a legal and registered owner of stock in the Company (the “Employee Stock Holding”).

(B)	Trecastle is a legal and registered owner of stock in the Company (the “Trecastle Stock Holding”).

(C)
Pursuant to a Stock Purchase Agreement dated 10 May 2006 (the “2006 SPA”); the Employee had been employed to act as the Managing Director of Story until his employment was terminated on 12 July 2007 (the “Termination Date”).   Prior to the Termination Date the Employee had ceased actively to be engaged in the business with effect from 23 April 2007 (the “Cessation Date”).

(D)	The Employee contends that his dismissal was unfair and in breach of contract. Neither the Company nor Story accept that the dismissal was either unfair or in breach of contract.

(E)	The Employee initiated claims against Story in the Employment Tribunal under case number: 33001715/2007 (the “Tribunal Claim”).

(F)	The Employee and Trecastle have alleged that they have claims against Xfone and others in relation to the Employee Stock Holding and the Trecastle Stock Holding (collectively, the “Stock Holding”).

(G)
The Employee and Trecastle have further alleged that they have other potential claims against the Company, Story, Xfone and Swiftnet Limited together with their respective Associated Companies and all other companies in which Xfone has or will have in the future, directly or indirectly,  a shareholding interest (together all of which are collectively referred to as the “Xfone Group”).

(H)
The Xfone Group and the Employee wish to settle all claims which the Employee has or may have against the Xfone Group and any of their respective present or former directors, officers, shareholders, employees or workers (excluding the Employee and Trecastle) arising out of the Employee’s employment or its termination, the Employee’s status as a director of any  company in the Xfone Group, the Employee’s rights as a shareholder, stockholder or option holder of any company in the Xfone Group, whether arising from the Employee Stock Holding, the 2006 SPA or otherwise and any other claims of whatsoever nature, howsoever and wherever arising, which he may have, whether or not any such claims exist or are known to or contemplated by the parties or are recognised by law at the date of this Agreement.

(I)	The Xfone Group acknowledge that it is not aware that it has any outstanding claims against the Employee as at the date of this Agreement.

(J)
Trecastle and the Xfone Group also wish to settle any claims of whatsoever nature and wherever arising which Trecastle may have against the Xfone Group and any of their respective present or former directors, officers, shareholders, employees or workers (excluding the Employee and Trecastle) whether arising out of Trecastle’s rights as a stockholder of any company in the Xfone Group (arising from the Trecastle Stock Holding, the 2006 SPA or otherwise) or arising by reason of the 2006 SPA or otherwise, whether or not such claims exist or are known to or contemplated by the parties or are recognised by law at the date of this Agreement.

(K)	In addition to entering into this Agreement, the Employee and Trecastle have agreed to sell the Stock Holding to Xfone. This Agreement is conditional and shall only become fully effective on:

a.
the Employee and Trecastle entering into an agreement with Xfone to sell the entire Stock Holding in accordance with the terms of an agreement in the form set out in Schedule 2 to this Agreement (the “2008 SPA”) and

b.	the Employee withdrawing the Tribunal Claim against Story and agrees to its dismissal by the Employment Tribunal.

IT IS AGREED AS FOLLOWS:

1.	2008 SPA

1.1	The Employee and Trecastle hereby agree to enter into the 2008 SPA.

1.2
This Agreement is conditional upon and shall not become effective unless and until the Employee and Trecastle enter into the 2008 SPA.  In the event that the Employee or Trecastle fail to enter into the 2008 SPA by 25 March 2008 the terms of this Agreement shall be null and void and as if it had never been entered into.

2.	TERMINATION PAYMENT

2.1	Provided that the Employee has complied with the Employee's obligations under this Agreement, within 5 working days of receipt by the Company/Company's Solicitors of:

2.1.1	the 2008 SPA duly signed by the Employee and duly executed for and on behalf of Trecastle;

2.1.2	the signed Adviser's Certificate;

2.1.3	this Agreement duly signed by the Employee and duly executed for and on behalf of Trecastle;

2.1.4	a letter to the Employment Tribunal sent in accordance with Clause 5 withdrawing his claim and consenting to the dismissal of the Tribunal Claim; and

2.1.5	a letter of resignation as a director in the form set out at Schedule 3 to this Agreement;

Story shall pay to the Employee the sum of £30,000 (the "Termination Payment") as compensation for loss of employment which is made without admission of liability.  It is acknowledged by the Employee that save for any entitlement he may have by reason of the 2008 SPA, that no other payments or benefits of any kind are due from the Company, Story or any other company of the Xfone Group except as provided for in this Agreement.

2.2
Subject to Clause 2.1, the Company and Story understand that s401 and s403 Income Tax (Earnings and Pensions) Act 2003 apply to payment of the Termination Payment, and on this basis no deductions will be made from the Termination Payment for tax or employee national insurance contributions except to the extent that the Termination Payment exceeds £30,000, where income tax will be deducted at basic rate.

3.	TAX INDEMNITY – TERMINATION PAYMENT

3.1	The Company and Story make no warranty or representation as to whether income tax or employee national insurance contributions are lawfully payable in relation to the Termination Payment.

3.2
The Employee shall be responsible for and shall indemnify the Company and Story against, and shall on written demand forthwith pay to the Company or Story (or as they may direct), any further income tax or employee national insurance contributions and interest, costs, penalties or expenses relating to any tax assessment that the Company or Story is required to pay or account for in respect of the payments made by the Company or Story to the Employee pursuant to this Agreement, subject to the Company or Story providing the Employee with copies of any such demand within 7 days of the Company or Story receiving such demand, and subject to the Company and/or Story providing such assistance as is reasonably required by the Employee.

4.	TAX INDEMNITY – EMPLOYMENT

4.1	Under the terms of the 2006 SPA the Employee was entitled to payment of his remuneration into such account as he chose.

4.2
The Employee hereby warrants that for the period up to the Termination Date that the tax payable by him and by Trecastle arising from any remuneration or other monies received from any company in the Xfone Group by him or by Trecastle has been duly accounted for to the appropriate tax authorities and that all tax due and payable has been duly paid to the proper tax authorities entitled to raise a demand on either the Employee or Trecastle in respect of such remuneration.

4.3	In this clause 4 the following terms shall have the following meanings:

4.3.1
Xfone Tax Payment shall mean any payment made by any company in the Xfone Group which has already been paid to the proper tax authorities in respect of either the Employee or Trecastle or in respect of which the Employee has been notified in writing by any such companies that tax has been deducted from payments otherwise due to him;

4.3.2
Xfone Tax Payer shall mean the company or companies in the Xfone Group which receive a demand from any tax authority in the world, whether HM Revenue and Customs or any other tax authority in respect of tax that is claimed to be payable by  or in respect of the Employee or Trecastle in excess of the Xfone Tax Payment;

4.4
Subject to the Company and/or Story providing such assistance as is reasonably required by the Employee in respect of any demand, the Employee shall,  indemnify the Xfone Tax Payer(s) and the Xfone Group against, and shall on written demand forthwith pay to the Xfone Tax Payer(s) any further income or other tax or employee national insurance contributions (or any equivalent or other taxes leviable in any jurisdiction in the world arising from monies received by either the Employee or Trecastle from any company in the Xfone Group, whether as an employee or share or stockholder of any stock in any company in the Xfone Group) together with any interest, costs, penalties or expenses relating to any such tax assessment that the Xfone Tax Payer is required to pay or account for in respect of any such payments and which is not an Xfone Tax Payment.

5.	DISMISSAL OF TRIBUNAL CLAIM

5.1
By no later than 26 March 2008 (subject to signature of this Agreement by all the parties), the Employee shall cause the Qualified Lawyer to write to the Employment Tribunal in the form of a letter set out at Schedule 4 to this Agreement in relation to the Tribunal Claim and notify the Employment Tribunal that the dispute in relation to the Tribunal Claim has been settled by way of a compromise agreement and that proceedings should be treated as withdrawn by the Employee, the trial date for the Tribunal Claim shall be vacated and all the Claimant’s claims set out in the Tribunal Claim, shall be dismissed by the Employment Tribunal with immediate effect.

5.2
The Employee shall instruct the Qualified Lawyer to send a true copy of the letter sent to the Employment Tribunal in accordance with clause 5.1 above, to the Company’s solicitor on the same date it is sent to the Employment Tribunal.

6.	COVENANTS AND WARRANTY

6.1
The Employee hereby covenants for the benefit of the Xfone Group that he shall not for any purpose and in connection with any business use the name “Story Telecom”, “Story Telecom. Inc.”, “Story Telecom Limited”, “Xfone”, “Swiftnet”, “Auracall” nor use the title “Managing Director or “Chief Executive [Officer] of Story Telecom Limited” or any other name which is similar to these names or which would otherwise suggest that he had a continuing relationship with any company in the Xfone Group.

6.2
The Employee understands that the Xfone Group has agreed to enter into this agreement on the basis of the warranties set out in this Agreement.  The Employee hereby warrants that he has at all times acted properly and in accordance with the 2006 SPA, any implied terms arising by reason of the Employee’s employment or any duties or obligations on him as a director of any company in the Xfone Group and any applicable laws to which he or any such relevant company may have been subject.

7.	RESTRICTIONS

7.1	The Employee agrees and confirms that he has:

7.1.1
not and shall not directly or indirectly disclose to any third party (other than the Employee’s professional advisers and/or immediate family) the terms of and the circumstances surrounding the conclusion of either this Agreement or the 2008 SPA, save where such disclosure is required by any competent authority or to comply with any statutory requirement or is otherwise required for the purpose of enforcing any of the provisions of this Agreement; and

7.1.2
has not and shall not directly or indirectly make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, which are intended to or which might be expected to damage or lower the business or professional reputation or financial standing of any company in the Xfone Group or any of their respective present or former directors, officers, shareholders, agents, workers or employees (other than the Employee).

7.2	On behalf of the Xfone Group it is hereby agreed:

7.2.1
That the Xfone Group will make all reasonable endeavours to ensure that none of its directors, officers, employees and/or agents, whether directly or indirectly, shall disclose the terms of this Agreement except as may be required by law or a regulatory body.

7.2.2
That, subject to any legal or regulatory obligations to which the Xfone Group is subject (which will override this clause), it shall not directly or indirectly make, publish or otherwise communicate any disparaging or derogatory statements, whether in writing or otherwise, which are intended to or which might be expected to damage or lower the reputation of the Employee.

8.	AGREEMENT

8.1
Following careful consideration of the facts and circumstances relating to the Employee’s employment by Story in relation to his services as Managing Director of Story and its termination and having regard to the sale by him and Trecastle in accordance with the 2008 SPA of the Stock Holding, the Employee agrees to settle and not to institute or continue any of the following specific claims or proceedings against the Company, or any company in the Xfone Group or any of its or their respective present or former directors, officers, shareholders, employees or workers before an employment tribunal, court or other judicial forum arising out of or connected with the Employee's employment with Story and/or its termination:-

8.1.1	any claim arising out of a contravention or alleged contravention of Part X of the Employment Rights Act 1996 (unfair dismissal);

8.1.2	any claim arising out of a contravention or alleged contravention of section 135 of the Employment Rights Act 1996 (the right to a statutory redundancy payment);

8.1.3	any claim arising out of a contravention or an alleged contravention of a provision contained in Part II of the Employment Rights Act 1996 (protection of wages);

8.1.4
any claim arising out of a contravention or alleged contravention of Part V (protection from suffering detriment in employment), of the Employment Rights Act 1996.  For the avoidance of doubt the reference to Part V of the Employment Rights Act 1996 includes any claim under sections 10 to 13 of the Employment Relations Act 1999 (the right to be accompanied at disciplinary or grievance hearings and related rights);

8.1.5
any claim arising out of a contravention or alleged contravention of section 92 (right to written statement of reasons for dismissal) or  section 8 (right to itemised pay statement) of the Employment Rights Act 1996;

8.1.6
any claim under Regulation 30 of the Working Time Regulations 1998 (for breach of the Working Time Regulations including, without limitation, paid annual leave and payment in lieu of untaken leave on termination, the entitlement to daily and weekly rest, rest breaks and compensatory rest);

8.1.7
any complaint under section 63 of the Sex Discrimination Act 1975 (discrimination on grounds of sex marital or civil partner status, gender reassignment, discrimination by way of victimisation and harassment);

8.1.8	any complaint under section 2 of the Equal Pay Act 1970 (equal pay);

8.1.9	any complaint under section 54 of the Race Relations Act 1976 (racial discrimination, harassment and discrimination by way of victimisation);

8.1.10
any complaint under section 17A (discrimination or harassment on grounds of disability), for victimisation under section 55 or any complaint under section 25(8) (disability discrimination in the provision of employment services such as vocational guidance or training) of the Disability Discrimination Act 1995;

8.1.11
any claim arising out of a contravention or alleged contravention of Regulation 3 (less favourable treatment of fixed-term employees) or Regulation 6(2) (right not to be subjected to detriment) of the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002;

8.1.12	any application under Regulation 9 (declaration as to status as permanent employee) of the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002;

8.1.13	any claim under or arising out of a contravention or alleged contravention of section 80(1) (parental leave) or sections 80G(1) or 80H(1)(b) (flexible working) of the Employment Rights Act 1996;

8.1.14
any claim arising out of a contravention or alleged contravention of Regulation 5 (1) (less favourable treatment of part-time worker) or Regulation 7(2) (right not to be subjected to detriment) of the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000;

8.1.15
any claim under Regulation 28 of the Employment Equality (Sexual Orientation) Regulations 2003 (discrimination or harassment on grounds of sexual orientation and discrimination by way of victimisation);

8.1.16
any claim under Regulation 28 of the Employment Equality (Religion or Belief) Regulations 2003 (discrimination or harassment on grounds of religion or belief and discrimination by way of victimisation);

8.1.17	any claim for direct or indirect discrimination, harassment or victimisation on the grounds of age pursuant to the Employment Equality (Age) Regulations 2006;

8.1.18
any claim under or by virtue of sections 11 (failure to allow access to records), section 18, section 20(1)(a) (complaint following non-compliance with enforcement notice) or section 24 (right not to be subjected to a detriment) of the National Minimum Wage Act 1998;

8.1.19
any claim arising out of a contravention or alleged contravention of paragraph 156 of Schedule A1 of the Trade Union and Labour Relations (Consolidation) Act 1992 (right not to be subjected to detriment on grounds connected with union recognition and collective bargaining);

8.1.20
any claim arising out of a contravention or alleged contravention of section 190 of the Trade Union and Labour Relations (Consolidation) Act 1992 (individual claim for payment following a protective award); and

8.1.21	in relation to protected disclosures, under the Employment Rights Act 1996 and the Public Interest Disclosure Act 1998;

8.1.22	for breach of obligations under the Protection of Harassment Act 1997;

8.1.23	for a failure to comply with obligations under the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006;

8.1.24	in relation to the obligations to elect appropriate representatives or inform and consult under the Trade Union and Labour Relations (Consolidation) Act 1992;

8.1.25
in relation to the obligations to elect appropriate representatives or inform and consult or any entitlement to compensation, under the Transfer of Undertakings (Protection of Employment) Regulations 2006; and

8.1.26	any claim under any provision of directly applicable European law;

8.2	The Employee agrees that the terms of this Agreement are in full and final settlement of:-

8.2.1	the claims set out in Clause 8.1;

8.2.2
the following additional claims (whether in the Employee’s capacity as an employee, stock or shareholder, as an officer or in any other capacity) against the Xfone Group or any their respective present or former directors, officers, shareholders, employees or workers;

(a)	wrongful dismissal;

(b)	breach of contract;

(c)	breach of the 2006 SPA;

(d)
any claims as a shareholder of the Company or of any other company of the Xfone Group (save for any claim that the Employee may have in the future against Xfone as the registered or beneficial owner of its shares of common stock which are acquired by the Employee following the date of this Agreement).

(e)	any claims as a director or an officer of the Company, Story or of any other company of the Xfone Group;

(f)
any claims to dividends whether from the Company or any other company of the Xfone Group (save for any claim that the Employee may have in the future against Xfone as the registered or beneficial owner of its shares of common stock which are acquired by the Employee following the date of this Agreement and which give rise to a right to dividends to its registered or beneficial owners in the event that Xfone decides, in its sole discretion, to make a distribution of dividends to its shareholders).

(g)	pension claims;

(h)	personal injury;

(i)	a claim for a bonus; or

(j)	a claim for compensation under section 13 of the Data Protection Act 1998; and

8.2.3
any other claims of whatsoever nature and howsoever arising, and whether in the past or in the future in any jurisdiction including, for the avoidance of doubt, within the United Kingdom, Northern Ireland, Ireland, the United States of America, the British Virgin Islands, Israel and any other jurisdiction in the world which the Employee may otherwise have had against the Company or any of the other companies of the Xfone Group or any of their respective present or former directors, officers, shareholders, employees or workers arising out of or connected with the Employee's employment by Story (or, where appropriate, by the Company) and/or its termination and any other claims whether as director, or option, stock or shareholder of any company  of the Xfone Group, and whether such claims arise at common law, under statute, European law, the laws of the USA or otherwise and whether or not any such claims exist or are known to or contemplated by the parties or are recognised by law at the date of this Agreement.

8.3
Trecastle agrees that the terms of this Agreement are in full and final settlement of all and any claims which Trecastle might otherwise have had against any company in the Xfone Group (or any of their respective present or former directors, officers, shareholders, employees or workers) to the same extent (save where inapplicable) as any claims the Employee may have had against the Xfone Group, and that Clauses 8.1 and 8.2 are repeated here mutatis mutandis save that any reference to the Employee, shall be substituted by reference to Trecastle and Trecastle shall be treated as settling all and any claims it might otherwise have had.

8.4
Provided there has been no breach of the warranties given in Clause 10below, the Company and Story each acknowledge that on the basis of the facts and circumstances of which each is aware immediately prior to entering into this Agreement, none of the Company, Story or any other member of the Xfone Group is intending to commence proceedings against the Employee and in respect of such acts of the Employee of which either the Company or Story is aware they each waive any right they respectively had to initiate claims against the Employee in respect of such acts.

9.	INDEPENDENT LEGAL ADVICE

9.1	The Employee warrants that, in accordance with the legislation governing compromise agreements:

9.1.1
the Employee has taken independent legal advice from the Qualified Lawyer as to the terms and effect of this Agreement and in particular its effect on the Employee's ability to pursue the Employee's rights before an employment tribunal; and

9.1.2
the Qualified Lawyer has advised the Employee that she is a Solicitor holding, both at the date of this Agreement and at the date the said advice was given, a current practising certificate and that there is currently in force and was at the time the said advice was given a contract of insurance covering the risk of a claim by the Employee in respect of loss arising in consequence of the said advice.

9.2	The Employee shall procure that the Qualified Lawyer delivers the Adviser's Certificate to the Company's Solicitors.

10.	WARRANTIES

10.1	The Employee further warrants that:

10.1.1
before receiving the advice referred to in Clause 9.1.1, the Employee disclosed to the Qualified Lawyer all facts or circumstances relating to the Employee's employment by Story (and/or, where appropriate, by the Company) and its termination that may give rise to a claim against the Company, Story, any other company of the Xfone Group or any of its or their respective present or former directors, officers, shareholders, employees or workers;

10.1.2
the Employee is not aware of any claims or circumstances which give rise to or might give rise to any claims including any claim for personal injury and/or industrial disease against the Company, Story, any other company of the Xfone Group or any of its or their respective present or former directors, officers, shareholders, employees or workers, other than those specified in this Agreement which are the only claims the Employee may otherwise have had;

10.1.3
the Employee has not commenced any proceedings in any court, tribunal or otherwise in any jurisdiction against any of the Xfone Group or any of their respective present or former directors, officers, shareholder, employees or workers in respect of any claim whatsoever (other than the Tribunal Claim, which is hereby settled and to be withdrawn in accordance with this Agreement) and undertakes not to commence any such proceedings; and

10.1.4
the Employee is not in breach of any duty the Employee may owe to any company in the Xfone Group nor has the Employee acted in breach of and there are no matters of which the Employee is aware relating to any acts or omissions by the Employee or any third party which, if disclosed to any company in the Xfone Group might affect its decision to enter into either this Agreement or the 2008 SPA.

10.2
The Employee acknowledges that the Company, Story and Xfone have entered into this Agreement in specific reliance on the warranties in this Agreement.  Accordingly the Employee agrees that should the Employee breach any of those warranties and without prejudice to any other remedy any company of the Xfone Group might have:

10.2.1	the Employee will repay to Story the Termination Payment immediately on written demand;

10.2.2	the Company, Story, Xfone and the other companies of the Xfone Group shall immediately be released from any continuing obligations under this Agreement; and

10.2.3
Xfone shall, at its option and under its sole discretion be entitled to rescind the 2008 SPA and to seek repayment of all sums paid to the Employee and to Trecastle under the 2008 SPA and the parties will be returned to the position they would have been in had they not entered into the 2008 SPA.

11.	COMPLIANCE WITH LEGISLATION

The conditions regulating compromise agreements under the Employment Rights Act 1996, the Working Time Regulations 1998, the Sex Discrimination Act 1975, the Race Relations Act 1976, Schedule 3A of the Disability Discrimination Act 1995, Schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, Schedule 4 of the Employment Equality (Religion or Belief) Regulations 2003, the National Minimum Wage Act 1998, the Trade Union and Labour Relations (Consolidation) Act 1992, the Transnational Information and Consultation of Employees Regulations 1999 and the Information and Consultation of Employees Regulations 2004 and Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and the Employment  Equality (Age) Regulations are satisfied.

12.	THIRD PARTY RIGHTS

12.1
Section 1 of the Contracts (Rights of Third Parties) Act 1999 ("CRiTPA") shall apply to this Agreement but only to the extent that any Associated Company and/or any present or former officers, shareholders, workers or employees of the Company or any Associated Company (together the "Third Parties") shall be entitled to enforce in their own right the terms relevant to them under this Agreement.

12.2
In accordance with section 2(3)(a) of CRiTPA, the whole or any part of this Agreement may be rescinded or varied by agreement between the Employee, Trecastle, Xfone, the Company and Story without the consent of any of the Third Parties or of any other person who is not named as a party to this Agreement.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all counterparts together shall constitute one and the same instrument.  Such counterparts may be delivered by facsimile transmission or other electronic transmission.

14.	LAW AND JURISDICTION

14.1	This Agreement shall be governed by and construed in accordance with English Law.

14.2	The parties submit to the exclusive jurisdiction of the English Courts and tribunals with regard to any dispute or claim arising under this Agreement.

15.	DEFINITIONS

"Adviser's Certificate" means a certificate in the form attached to this Agreement at Schedule 1, signed by the Qualified Lawyer advising the Employee;

"Agreement" means the agreement between the parties contained herein;

"Associated Company” means any undertaking which is a subsidiary, or parent or subsidiary undertaking (as those expressions are used in Sections 1159 - 1162 of the Companies Act 2006 or, the equivalent jurisdiction) of any company of the Xfone Group;

"Company's Solicitors" means Howard Kennedy of 19 Cavendish Square, London W1A 2AW;

"Qualified Lawyer" means Audrey Onwukwe of Levenes of Ashley House, 235-239 High Road, Wood Green, London N22 8HF.

16.	GENERAL

16.1	In this Agreement:

16.1.1	a reference to any legislative provision includes any lawful amendment or re-enactment of it; and

16.1.2	the headings are for convenience only and shall not affect its interpretation.

16.2	The Schedules to this Agreement form part of (and are incorporated into) this Agreement.

16.3
Subject to sub-clause 16.4, this Agreement together with the 2008 SPA sets out the entire agreement between the parties and supersedes all previous discussions, negotiations, agreements and arrangements (if any) whether oral or in writing and whether express or implied relating to the relationship, in any capacity, between the Employee, Trecastle and any company, director, officer and employee in the Xfone Group.  The Employee and Trecastle acknowledge that they have no other rights against any member of the Xfone Group other than as set out in this Agreement and the 2008 SPA.

16.4	Any section under the 2006 SPA that was not explicitly terminated by Section 5 of the 2008 SPA shall survive sub-clause 16.3 above.

16.5	In the event of any conflict between this agreement and the 2008 SPA, the terms of this Agreement shall prevail.

16.6
This Agreement, although marked "without prejudice" and "subject to contract" will when dated and signed by the parties and accompanied by the Adviser's Certificate become an open document evidencing an agreement binding on the parties.

16.7	Nothing in this Agreement shall be taken to prevent the Employee from making a protected disclosure as defined by the Public Interest Disclosure Act 1998.

16.8	The complete or partial invalidity or unenforceability of any provision of this Agreement for any purpose shall in no way affect:-

16.8.1	the validity or enforceability of such provision for any other purpose;

16.8.2	the remainder of such provision; and/or

16.8.3	the remaining provisions of this Agreement.

Schedule 1
[To be written on the Qualified Lawyer’s letterhead]
To: Story and to the other companies of the Xfone Group

Dear Sirs
Re: Nir Davison

I refer to the terms of the Compromise Agreement of today's date between my client Nir Davison ("my Client") and Story and others (collectively referred to as the "Xfone Group").   I hereby certify that:

I am a Solicitor, holding now and at all relevant times a current practising certificate.

1.
Before the said Compromise Agreement was signed I had advised my Client as to its terms and effect and in particular its effect on my Client's ability to pursue his rights before an employment tribunal.

2.	At the time I gave the advice there was in force a contract of insurance covering the risk of a claim by my Client in respect of loss arising in consequence of such advice.

3.
I am a relevant independent adviser within the meaning of the legislation governing compromise agreements.  In particular, I am not acting for or employed by Story, any associated employer or any person connected with Story as those terms are defined by the governing legislation.

Yours faithfully

Signed…………………………………….

Audrey Onwukwe, Solicitor

Dated…………………………………….

Schedule 2

The 2008 SPA [to be annexed to this agreement]

Schedule 3

Resignation as a director

The Directors of
Story Telecom, Inc.
Story Telecom Limited
 [any other companies of which Nir Davison is a director]

[Date]

Dear Sirs
Story Telecom, Inc. and Story Telecom Limited (together the “Story Telecom Group”)
I hereby resign from my office as a director of the companies which comprise the Story Telecom Group with immediate effect and acknowledge and confirm that I have no claim or right of action of any kind outstanding for compensation or otherwise against the Story Telecom Group or any of its officers or employees in respect of the termination of my office.   To the extent that any such claim exists or may exist, I irrevocably waive such claim and release each company in the Story Telecom Group and each of its respective present or former directors, officers and employees from any liability in respect thereof.

Yours faithfully

Signed and delivered as a deed by
NIR DAVISON [SIGNATURE]

in the presence of [NAME OF WITNESS]

Schedule 4

Withdrawal of Claim

[On Levenes letterhead]

Employment Tribunal (Watford)
London North West Region

Dear Sirs

Mr N Davison v. Story Telecom Limited
Case No: 3301715/2007

We write to notify you that following the Claimant entering into an agreement with the Respondent, the Claimant now applies to the Employment Tribunal for all the claims against Story Telecom Limited as set out in Case No: 3301715/2007 (the “Case”) to be withdrawn for all purposes and for the hearing set to commence on 7 July 2008 be vacated for all purposes.

We understand that the Respondent will shortly be applying to the tribunal for an order that the Case to be dismissed for all purposes.   We also wish to notify you on behalf of the Claimant that the Claimant hereby consents to the dismissal of the all claims set out in the Case for all purposes.

We hereby confirm that we do not seek and shall not in the future seek to make any application for costs in relation to the Case.

We have today sent a copy of this letter to the Respondent’s solicitors.

Yours faithfully

Levenes
Signed for and on behalf and
As the duly authorised representative of
The Claimant Nir Davison

Signed by or on behalf of the parties on the date which first appears in this Agreement

/s/ John Burton

Signed by John Burton

duly authorised for and on behalf of STORY TELECOM, INC.

/s/ John Burton

Signed by John Burton

duly authorised for and on behalf of the STORY TELECOM LIMITED

/s/ Guy Nissenson

Signed by Guy Nissenson

duly authorised for and on behalf of the XFONE, INC.

/s/ Nir Davison

Signed by Nir Davison                                            ]

duly authorised for and on behalf of TRECASTLE HOLDINGS LIMITED

/s/ Nir Davison

SIGNED by NIR DAVISON